UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 8, 2020

NXP Semiconductors N.V.
(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

60 High Tech Campus
Eindhoven
Netherlands	5656 AG
(Address of principal executive offices)	(Zip code)

+31	40	2729999
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
                                        Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act      ☐

Item 2.02	Results of Operations and Financial Condition.
The information pursuant to Item 2.02 in this Current Report, including the attached exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 8, 2020, NXP Semiconductors N.V. (“NXP”) announced certain preliminary results for third quarter 2020. The press release entitled “NXP Semiconductors Updates View of Third Quarter 2020 Performance and Sets Date to Review Detailed Results” is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release dated October 8, 2020 entitled: “NXP Semiconductors Updates View of Third Quarter 2020 Performance and Sets Date to Review Detailed Results”.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXP Semiconductors N.V.

/s/ Peter Kelly
Name: Peter Kelly
Title: Executive Vice President and Chief Financial Officer
Date: October 8, 2020

NXP Semiconductors Updates View of Third Quarter 2020 Performance and
Sets Date to Review Detailed Results

EINDHOVEN, The Netherlands, October 8, 2020 – NXP Semiconductors N.V. (NASDAQ: NXPI) today updated its performance expectations for third quarter 2020.

“Today, based on preliminary financial information, we are pleased to announce a significant improvement in our outlook for the third quarter of 2020. Relative to the mid-point of our guidance, we experienced material improvement in demand across all end markets, but particularly in the Automotive and Mobile end markets. Additionally, demand improved in both our direct and distribution channels. The business environment has improved at a faster than anticipated pace, driving a broad-based increase in revenue, which also enabled higher gross margin. Given the improved outlook, we increased operating expenses in relation to non-executive variable incentive compensation, which taken together, resulted in operating profit margin substantially above guidance,” said Kurt Sievers, NXP President and Chief Executive Officer.

Preliminary Results:

Additional Information:
1.Non-GAAP Gross profit excludes Purchase Price Accounting effects (“PPA”), $(22) million; Stock Based Compensation, $(11) million; Restructuring and Other Incidentals, $(12) million;
2.Non-GAAP Operating income excludes PPA effects, $(441) million; Stock Based Compensation, $(83) million; Merger related costs, $(1) million; Restructuring and Other Incidentals, $(29) million;
3.Non-GAAP Financial Income (expense) excludes Other financial expense $(3) million; Foreign exchange loss $(3) million;
4.Cash paid for income taxes related to on-going operations was $29 million. Items not related to on-going operations resulted in additional cash payments of $10 million;
5.Non-controlling interest is expected to be approximately $(4) million.

The preliminary results above are unaudited, are based on management’s initial review of NXP’s operating results for the three-month period ended September 27, 2020 and are subject to revision based upon the quarter-end closing procedures and the completion of the financial statements for the three-month period ended September 27, 2020. Actual results may differ materially from these preliminary results because of the completion of quarter-end closing procedures, final adjustments and other developments arising between now and the time that the company’s financial results are finalized. In addition, these preliminary unaudited results are not a comprehensive statement of the financial results for the quarter ended September 27, 2020, and should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles (“GAAP”), and are not necessarily indicative of the results for any future period.

Earnings Conference Call Details
NXP is currently in its quiet period ahead of its third quarter 2020 earnings call, and will not host a call to provide additional commentary regarding this preannouncement.

The company will release the final financial results for the third quarter 2020 and its guidance for the fourth quarter of 2020 after the close of normal trading on the NASDAQ Global Select Market on Monday, October 26, 2020.

The company will host a conference call with the financial community on Tuesday, October 27, 2020 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the third quarter 2020 results in detail. Interested parties may join the scheduled conference call by dialing the following numbers:

Within the U.S.: 1 - 888 - 603 - 7644
Outside the U.S.: 1 - 484 - 747 - 6631
Participant Passcode: 6084337

The call will be webcast and can be accessed from the NXP Investor Relations website https://investors.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

Non-GAAP Financial Measures
In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of the Preliminary Results 3Q 2020 non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the footnotes above entitled "Additional Information". Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with U.S. generally accepted accounting principles (“GAAP”), NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) adjusted net income, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xi) free cash flow and free cash flow as a percent of Revenue. The non-GAAP information excludes the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, non-cash interest expense on convertible notes, extinguishment of debt, and foreign exchange gains and losses

About NXP Semiconductors
NXP Semiconductors N.V. (NASDAQ: NXPI) enables secure connections for a smarter world, advancing solutions that make lives easier, better, and safer. As the world leader in secure connectivity solutions for embedded applications, NXP is driving innovation in the automotive, industrial & IoT, mobile, and communication infrastructure markets. Built on more than 60 years of combined experience and expertise, the company has approximately 29,000 employees in more than 30 countries and posted revenue of $8.88 billion in 2019. Find out more at www.nxp.com.

Forward-looking Statements
This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, and market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; the ability to successfully introduce new technologies and products; the end-market demand for the goods into which NXP’s products are incorporated; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity; the ability to meet the combination of corporate debt service, research and development and capital investment requirements; the ability to accurately estimate demand and match manufacturing production capacity accordingly or obtain supplies from third-party producers; the access to production capacity from third-party outsourcing partners; any events that might affect third-party business partners or NXP’s relationship with them, including the outbreak of COVID-19 or the requirements to suspend activities with customers or suppliers because of changing import and export regulations; the ability to secure adequate and timely supply of equipment and materials from suppliers; the ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; the ability to form strategic partnerships and joint ventures and to successfully cooperate with alliance partners; the ability to win competitive bid selection processes to develop products for use in customers’ equipment and products; the ability to achieve targeted efficiencies and cost savings; the ability to successfully hire and retain key management and senior product architects; and, the ability to maintain good relationships with our suppliers. In addition, this document contains information concerning the semiconductor industry and NXP’s business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, NXP’s markets and product areas may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. There can be no assurances that a pandemic, epidemic or outbreak of a contagious diseases, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                 jacey.zuniga@nxp.com
+1 408 518 5411                                    +1 512 895 7398

NXP-Corp